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                  KMART CORPORATION AND SUBSIDIARY COMPANIES
               EXHIBIT 23 - CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration No. 33-54879, No. 33-48490, No. 33-48673, No. 33-52797 and No. 33-52799) of Kmart Corporation of our report dated February 27, 1995 appearing on page 30 of the Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 11 of this Form 10-K.



Price Waterhouse LLP
Detroit, Michigan
April 10, 1995